Exhibit 10.2

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT dated as of November 5, 2007 (this “Stockholders Agreement”) is made and entered into by and among Entertainment Distribution Company, Inc., a Delaware corporation (the “Company”), Chap-Cap Activist Partners Master Fund, Ltd. and Chap-Cap Partners II Master Fund, Ltd., Cayman Islands exempted companies (collectively, the “Funds”), Chapman Capital L.L.C., a Delaware limited liability company (“Chapman Capital”) and Robert L. Chapman, Jr., an individual (“Chapman,” and together with the Funds and Chapman Capital, each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, each Stockholder is the beneficial owner of the number of shares of common stock, par value $0.02 per share, of the Company (the “Common Stock”) listed next to such Stockholder’s name on SCHEDULE I hereto (the “Chapman Shares”); and

WHEREAS, the Stockholders and the Company wish to provide for representation on the Board of Directors of the Company (the “Board of Directors”) for the Stockholders and certain agreements as to the Common Stock beneficially owned by the Stockholders, or otherwise as to which a Stockholder has voting power, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Stockholders Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1  DEFINITIONS.  Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Stockholders Agreement:

“Affiliate” has the meaning assigned thereto in Rule 12b-2 promulgated under the Exchange Act.

“Beneficially Owns” (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board of Directors” is defined in the recitals hereof.

“Bylaws” means the Restated Bylaws of the Company, as the same may be amended and restated from time to time.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as the same may be amended and restated from time to time.

“Chapman” is defined in the recitals hereof.

“Chapman Capital” is defined in the recitals hereof.

“Chapman Designee” means Chapman and any other individual subsequently designated from time to time pursuant to Section 2.1 by the Stockholders; provided, however, that no individual who is an officer, director, partner or stockholder of any competitor of the Company or any of its subsidiaries (other than a stockholder which owns less than 5% of the voting stock or power of a competitor which is a publicly-traded company) shall serve as a Chapman Designee.

“Chapman Shares” is defined in the recitals hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” is defined in the recitals hereof.

“Company” is defined in the recitals hereof.

“Convertible Securities” means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities.

“Equity Securities” means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Funds” is defined in the recitals hereof.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, or any stock exchange or market in which the Common Stock is listed for trading or traded.

“Independent Director” means any member of the Board of Directors who is not excluded from qualification as an independent director (for all purposes other than service on the Company’s audit or compensation committees) by the enumerated per se exclusions from such qualification contained in the listing requirements of The Nasdaq Stock Market LLC for listed companies not utilizing the “controlled company” exception, and who satisfies all other requirements set forth in the definition of “independent director” under Rule 4200 of The Nasdaq Stock Market LLC.

“Joint Release” is defined in Section 7.1 hereof.

“Outstanding Voting Securities” means at any time the then issued and outstanding Voting Securities (not including shares issuable upon the conversion of any Convertible Securities or upon the exercise of any Rights to Purchase Voting Securities).

“Person” means any individual, corporation, limited liability company, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Reports” is defined in Section 7.1 hereof.

“Representatives” of any Person means such Person’s directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such entity.

“Restricted Group” means, collectively, (i) each Stockholder; (ii) any and all Affiliates of any Stockholder and any Person as to which voting power over Voting Securities, directly or indirectly, is controlled or shared by a Stockholder; (iii) the then current officers, employees, directors or managing members of any Person described in clauses (i) or (ii) above; (iv) with respect to any Person described in clauses (i) or (ii) above who is an individual, (a) any and all immediate family members of such Person, (b) the heirs, executors, personal representatives and administrators of any of the foregoing Persons, (c) any and all trusts established for the benefit of any of the foregoing Persons and (d) any and all charitable foundations the investment decisions of which are controlled by any of the foregoing Persons; and (v) the other members of any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Stockholder or any Person described in clauses (i) or (ii) above is a member.

“Rights to Purchase Voting Securities” means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities.

“Schedule 13D Transaction” means any action or transaction described in any of paragraphs (a) through (j) of Item 4 of Schedule 13D promulgated by the Commission, provided, that, “Schedule 13D Transaction” shall not include any transaction described in paragraph (a) of Item 4 of Schedule 13D if, after taking into account all such contemporaneous transactions, the aggregate beneficial ownership of the Stockholders (i) does not exceed 20% of the total outstanding Voting Securities of the Company (calculated in accordance with Item 5 of Schedule 13D) and (ii) is not less than 5% of the total outstanding Voting Securities of the Company (calculated in accordance with Item 5 of Schedule 13D).

“Stockholder” or “Stockholders” is defined in the recitals hereof.

“Stockholders Agreement” is defined in the recitals hereof.

“Termination Date” is defined in Section 7.2 hereof.

“Termination Event” means the earliest of: (i) the date of the annual stockholder meeting of the Company to be held during 2009; (ii) the first date on which there shall be no Chapman Designee then in office as a member of the Board of Directors and the Stockholders shall not have named a successor to the Chapman Designee in accordance with Section 2.1(c) hereof; (iii) the first date on which (a) any member of the Restricted Group engages in any of the activities prohibited by Article IV or breaches any other provision of this Agreement, in each case, if such violation is not wholly cured within three (3) business days following written notice thereof by the Company, (b) any member of the Restricted Group engages in a Schedule 13D Transaction, or (c) the filing of an amendment to the Schedule 13D previously filed by certain of the Stockholders with the Commission indicating that any member of the Restricted Group has a plan or proposal to engage in, or that it has engaged in, a Schedule 13D Transaction (other than an amendment filed following the execution and delivery of this Stockholders Agreement announcing such execution and delivery or subsequent filings necessitated by the terms of this Agreement and actions by the parties hereunder); (iv) the first date on which any member of the Restricted Group (a) sells, transfers or otherwise disposes of any or all of the Voting Securities such that the Restricted Groups’ aggregate beneficial ownership of Voting Securities is reduced to less than 5% of the total outstanding Voting Securities of the Company (calculated in accordance with Item 5 of Schedule 13D) or (b) acquires any additional Voting Securities such that the Restricted Groups’ aggregate beneficial ownership of Voting Securities is increased to greater than 20% of the total outstanding Voting Securities of the Company (calculated in accordance with Item 5 of Schedule 13D); or (v) the first date on which (a) the Company is no longer required to file periodic reports with the Commission pursuant to the requirements of Sections 13 or 15 of the Exchange Act or (b) any person or group of related persons (within the meaning of Section 13(d)(3) of the Exchange Act) shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding voting stock.

“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having the power generally to vote for the election of directors.

ARTICLE II.
BOARD OF DIRECTORS

2.1  COMPOSITION OF BOARD OF DIRECTORS.

(a)  No later than November 5, 2007, the Board of Directors shall, pursuant to the powers granted to it under the Bylaws, appoint Chapman as the initial Chapman Designee to the appropriate class of the Board of Directors, determined in accordance with the Certificate of Incorporation, to fill a current vacancy on the Board of Directors and to serve in such capacity from such date of election through the Termination Date.

(b)  Until the Termination Date, the Board of Directors shall, cause the nomination for election or appointment of the Chapman Designee to the Board of Directors, including as necessary by nominating the Chapman Designee to stand for election as a director of the Company in accordance with the Company’s procedures for nomination of directors as provided for in its Bylaws, recommend such election and solicit proxies in respect thereof, and vote the shares of Common Stock represented by all proxies granted by stockholders in connection with the solicitation of proxies by the Board of Directors in favor of the Chapman Designee at any meeting where such election is considered, except for such proxies that specifically indicate a vote to withhold authority with respect to the Chapman Designee.

(c)  Until the Termination Date, the Board of Directors shall cause any vacancy created on the Board of Directors by reason of the death, resignation or removal of the then serving Chapman Designee to be filled promptly by a successor Chapman Designee named by the Stockholders as follows:

(i)  In the event of the death or disability of a Chapman Designee, or following the termination of employment of a Chapman Designee with all of the Stockholders, the Stockholders shall be entitled to designate a replacement for the vacancy left by the death or disability, or termination of such full-time employment, of such Chapman Designee by written notice delivered to the Company to serve on the Board of Directors in accordance with Section 7.4 of this Agreement. Such subsequently designated Chapman Designee shall be an individual of high personal integrity and ethics, relevant expertise and professional experience and such other qualifications, as determined by the nominating committee of the Board of Directors. Such subsequent nomination shall be promptly reviewed by and subject to the approval of the nominating committee of the Board of Directors and thereafter such replacement shall be promptly elected or appointed to the Board of Directors, provided such approval of the nominating committee and of the Board of Directors shall not be unreasonably withheld or delayed.

(ii)  The Stockholders shall provide the information requested pursuant to Section 2.2 to the Company and the Board of Directors regarding any substitute Chapman Designee permitted under this Section 2.1(c).

(d)  While serving on the Board of Directors and any committee thereof, the Chapman Designee shall be entitled to all the rights and privileges of the other directors and committee members, including, without limitation, access to the Company’s outside advisors; provided, that, the Chapman Designee shall not be entitled to participate in or observe, and shall upon the good faith request of the Board of Directors or any such committee recuse himself or herself from, any meeting or portion thereof at which the Board of Directors or any such committee is evaluating and/or taking action with respect to (x) the ownership of Voting Securities specifically by any member of the Restricted Group, (y) the exercise of any of the Company’s rights or enforcement of any of the obligations of any member of the Restricted Group under this Stockholders Agreement or (z) any transaction proposed by, or with, or any other matter related specifically to, any member of the Restricted Group. The Board of Directors or any such committee shall be entitled to take such actions as it shall deem reasonably necessary or appropriate to carry out the provisions of the preceding sentence.

(e)  The Stockholders shall no longer be entitled to have a Chapman Designee serve on the Board of Directors from and after the Termination Date, at which time the Stockholders will cause the Chapman Designee to immediately resign from the Board of Directors.  In furtherance thereof, the parties agree that this Stockholders Agreement shall constitute the Chapman Designee’s resignation upon the occurrence of the Termination Date and such resignation shall automatically be effective on the Termination Date without any further action by any party.

2.2  INFORMATION ABOUT THE CHAPMAN DESIGNEE.  The Stockholders shall promptly provide to the Company, as the Company may from time to time reasonably request, information regarding the Chapman Designee for purposes of determining whether the Chapman Designee is an Independent Director or for inclusion in any form, report, schedule, registration statement, definitive proxy statement or other documents required to be filed by the Company with the Commission or any other Governmental or Regulatory Authority.

2.3  BOARD AND COMPANY POLICIES.  It shall be a precondition to the right of the initial Chapman Designee, and his respective successors, to attend any meeting of the Board of Directors or committee thereof that such individual shall have agreed, in the same manner as each other member of the Board of Directors, to abide by the policies of the Board of Directors and the committees thereof (including, without limitation, the Company’s Code of Ethics) and any policies of the Company applicable to members of the Board of Directors (including, without limitation, any insider trading policy).

ARTICLE III.
VOTING OF SHARES

3.1  VOTING OF SHARES BY THE RESTRICTED GROUP.  Until the Termination Date, at each meeting of stockholders of the Company held for the purpose of electing any member of the Board of Directors, the Stockholders shall cause all Voting Securities beneficially owned by any member of the Restricted Group to be present at such meeting for purposes of establishing a quorum and to be voted (x) for the nominees recommended by the Board of Directors (provided such nominees include the Chapman Designee as necessary to continue the Chapman Designee’s position on the Board of Directors) and (y) on all other proposals of the Board of Directors not covered by clause (z) below, as such member of the Restricted Group determines is appropriate, and (z) in accordance with the recommendation of the Board of Directors on any proposals of any other stockholder of the Company who is also proposing one or more nominees for election as director in opposition to the nominees of the Board of Directors at such meeting.  No later than five business days prior to each such meeting of stockholders, the Stockholders shall cause all Voting Securities beneficially owned by any member of the Restricted Group to be voted in accordance with this Section 3.1. No Stockholder shall revoke or change any vote in connection with any such meeting of stockholders unless such revocation or change is required or permitted in accordance with the first sentence of this Section 3.1.

ARTICLE IV.
STANDSTILL AND OTHER AGREEMENTS

4.1  STANDSTILL.  From the date hereof through the Termination Date, no member of the Restricted Group will, directly or indirectly, (i) engage in any “solicitation” of “proxies” (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding the exclusion in clause (iv) of Rule 14a-1(l)(2) but including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), submit any proposal (including nominations of director candidates, except as provided in Section 2.1) for consideration at any annual or special meeting of the stockholders of the Company (including pursuant to Rule 14a-8 promulgated under the Exchange Act), (ii) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any Equity Securities which proposes to take any action or enter into any transaction that is prohibited by this Section, nor will they provide any financing to any such group for any such purpose, or (iii) engage in any Schedule 13D Transaction or file any amendment to the Schedule 13D previously filed by the Stockholders with the Commission indicating that any member of the Restricted Group has a plan or proposal to engage in, or that it has engaged in, a Schedule 13D Transaction (other than an amendment filed following the execution and delivery of this Stockholders Agreement announcing such execution and delivery or subsequent filings necessitated by the terms of this Agreement and actions by the parties thereunder); provided, that, the foregoing prohibition shall not impair or affect the exercise by the Chapman Designee of his or her fiduciary duties as a director of the Company in his or her capacity as such or prohibit filings believed in good faith to be required by law as a consequence thereof; and provided, further, that any such filings shall be provided to the Company in advance of filing and the Company shall be provided at least two days to comment thereon (it being understood that such filings may be required to be filed with the Commission promptly).

4.2  NON-DISPARAGEMENT.  Except as set forth in Section 7.1, from the date hereof through the Termination Date, (A) all members of the Restricted Group shall at all times refrain from taking any action or making publicly any statement (whether orally or in writing) that denigrates, disparages or defames the goodwill or reputation of the Company, its Affiliates or any of their respective current of former officers, directors, employees, partners or securityholders and (B) no member of the Restricted Group shall make any negative statement to third parties (whether orally or in writing and, including without limitation, in any Schedule 13D filing with the Commission) regarding the Company, its Affiliates or any of their respective current of former officers, directors, employees, partners or securityholders.

4.3  FIDUCIARY AND OTHER DUTIES.  The Chapman Designee acknowledges his obligations under Section 2.4 of this Agreement are in addition to the fiduciary duties and common law duties of trust and confidentiality under which every member of the Board of Directors of a Delaware company operates.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to the Company as follows:

5.1  AUTHORITY.  This Stockholders Agreement has been duly and validly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.2  NO CONFLICTS.  The execution and delivery by each Stockholder of this Stockholders Agreement do not, and the performance by each Stockholder of such Stockholder’s obligations under this Stockholders Agreement and the consummation of the transactions contemplated hereby will not:

(a)  conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to such Stockholder or any of such Stockholder’s properties or assets; or

(b)  (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any lien upon any of such Stockholder’s properties or assets under, any contract, agreement, plan, permit or license to which such Stockholder is a party.

5.3  GOVERNMENTAL APPROVALS AND FILINGS.  No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Stockholder is required in connection with the execution and delivery of this Stockholders Agreement, other than any filing with the Commission required in connection with the execution and/or delivery of this Stockholders Agreement or the joint press release referred to in Section 7.1.

5.4  CHAPMAN SHARES.  Except for the Chapman Shares listed on Schedule I hereto, the members of the Restricted Group do not beneficially own any shares of Common Stock.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Stockholders as follows:

6.1  INCORPORATION.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite corporate power and authority to execute and deliver this Stockholders Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

6.2  AUTHORITY.  The execution and delivery by the Company of this Stockholders Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors, no other corporate action on the part of the Company or its stockholders being necessary.  This Stockholders Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.3  NO CONFLICTS.  The execution and delivery by the Company of this Stockholders Agreement do not, and the performance by the Company of its obligations under this Stockholders  Agreement and the consummation of the transactions contemplated hereby will not:

(a)  conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws;

(a)  conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

(b)  (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

6.4  GOVERNMENTAL APPROVALS AND FILINGS.  No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution and delivery of this Stockholders Agreement, other than any filing with the Commission required in connection with the execution and/or delivery of this Stockholders Agreement or the joint press release referred to in Section 7.1.

ARTICLE VII.
GENERAL PROVISIONS

7.1  PUBLICITY.  The Company and Chapman Capital will cooperate with each other in connection with the preparation and filing with the Commission of the reports and any other filings required of the Company and the Restricted Group in connection with the execution and delivery of this Stockholders Agreement (the “Reports”), and no member of the Restricted Group shall submit or file any Reports with the Commission without the prior written approval of the Company (such approval not to be unreasonably withheld).  Following the execution of this Stockholders Agreement, Chapman Capital and the Company will issue a joint press release announcing the execution and delivery of this Stockholders Agreement in the form attached hereto as Exhibit A (the “Joint Release”).  Other than with respect to the Reports and the Joint Release, no member of the Restricted Group shall (a) make any filing with, or submit any documents to, the Commission or (b) issue any public announcement or press release, regarding the subject matter of this Stockholders Agreement or with respect to the Company, its Affiliates or any of their respective current of former officers, directors, employees, partners or securityholders, without the prior written approval of the Company (such approval not to be unreasonably withheld); provided, however, the Company’s prior written approval shall not be required for (i) the filing with the Commission of a Form 4, Form 5 or an amendment to the Schedule 13D previously filed by certain of the Stockholders, in each case, that is required to be filed to report a transaction which is expressly permitted by this Stockholders Agreement and (ii) any filing or submission to the Commission or the issuance of any public announcement or press release, if the contents thereof are limited to the information included in the Joint Release.

7.2  TERMINATION

This Stockholders Agreement shall terminate and be of no further effect upon the earliest occurrence of a Termination Date (as defined below).

(a)  Upon the occurrence of a Termination Event contemplated by clauses (i) or (ii) of the definition thereof, this Stockholders Agreement shall automatically terminate and be of no further effect without further action by any party (such date shall be a “Termination Date”).

(b)  Upon the occurrence of a Termination Event contemplated by clauses (iii), (iv) or (v) of the definition thereof, the Company shall cause the Board of Directors to meet within four weeks after becoming aware of the occurrence of such Termination Event to determine whether to waive such Termination Event or to terminate this Stockholders Agreement.  Promptly following the Board of Directors’ determination, the Company shall provide prompt written notice to the Restricted Group of (y) the Board of Directors’ determination to waive the Termination Event, in which case this Stockholders Agreement shall continue in full force and effect or (z) the Board of Directors’ determination to terminate this Stockholders Agreement, in which case this Stockholders Agreement shall automatically terminate and be of no further effect without further action by any party (the date of such notice shall be a “Termination Date”).  For the avoidance of doubt, the parties acknowledge that the approval of a majority of the members of the Board of Directors, other than the Chapman Designee, shall be sufficient for the Board of Directors to act pursuant to this Section 7.2(b).

7.3  AMENDMENT AND WAIVER.

(a)  This Stockholders Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

(b)  Neither this Stockholders Agreement nor any term hereof may be waived other than by a written instrument. No waiver by any party of any term or condition of this Stockholders Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Stockholders Agreement on any future occasion. Failure by either party to enforce any term of this Stockholders Agreement will not be deemed a waiver of future enforcement of that or any other term in this Stockholders Agreement or any other agreement that may be in place between the parties. All remedies, either under this Stockholders Agreement or by law or otherwise afforded, will be cumulative and not alternative.

7.4  NOTICES.

(a)  For all purposes of this Stockholders Agreement, the Company shall not be required to recognize any notice purportedly delivered by or on behalf of any Stockholder or any other member of the Restricted Group unless such notice is delivered to the Company by or on behalf of Chapman Capital.

(b)  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or by reputable overnight courier (postage prepaid) to the parties at the following addresses or facsimile numbers:

If to any Stockholder or other member of the Restricted Group, to:

Chapman Capital L.L.C.
1007 N. Sepulveda Blvd. #129
Manhattan Beach, California 90267
Facsimile No.:  (310) 373-0443
Email: chapman@chapcap.com
Attn:  Robert L. Chapman, Jr.

If to the Company, to:

Entertainment Distribution Company, Inc.
825 8th Avenue
23rd Floor
New York, New York 10089
Facsimile No.:  (212) 333-8544
Email: jordan.copland@edcllc.com
Attn:  Jordan M. Copland

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, N.E.
Suite 2400
Atlanta, Georgia 30308
Facsimile No.:  (404) 815-2424
Email: elizabethnoe@paulhastings.com
Attn:  Elizabeth H. Noe, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by overnight courier in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

7.5  ENTIRE AGREEMENT.  This Stockholders Agreement and the Schedule hereto supersede all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

7.6  NO THIRD PARTY BENEFICIARY.  The terms and provisions of this Stockholders Agreement are intended solely for the benefit of each party hereto and the other members of the Restricted Group, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

7.7  NO ASSIGNMENT; BINDING EFFECT.  Neither this Stockholders Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Stockholders Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

7.8  SPECIFIC PERFORMANCE.  The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Stockholders Agreement and that any party may, in such party’s sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

7.9  HEADINGS.  The headings used in this Stockholders Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

7.10  INVALID PROVISIONS.  If any provision of this Stockholders Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the intended rights of any party hereto under this Stockholders Agreement will not be forfeited in any material respect as a result thereof (i) such provision will be fully severable, (ii) this Stockholders Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Stockholders Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

7.11  GOVERNING LAW.  This Stockholders Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

7.12  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  Each party hereby irrevocably submits to the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of New York in any action, suit or proceeding arising in connection with this Stockholders Agreement, agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 7.4, with such service being deemed given as provided in such Section; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 7.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

7.13  COUNTERPARTS.  This Stockholders Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has signed this Stockholders Agreement, or caused this Stockholders Agreement to be signed on its behalf, as of the date first above written.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

By: _/s/ Clarke H. Bailey Name: Clarke H. Bailey Title: Chairman of the Board

CHAP-CAP ACTIVIST PARTNERS MASTER FUND, LTD.

By: _/s/ Robert L. Chapman, Jr. Name: Robert L. Chapman, Jr. Title: Managing Member of the Investment Manager

CHAP-CAP PARTNERS II MASTER FUND, LTD.

By: _/s/ Robert L. Chapman, Jr. Name: Robert L. Chapman, Jr. Title: Managing Member of the Investment Manager

CHAPMAN CAPITAL L.L.C.

By: _/s/ Robert L. Chapman, Jr. Name: Robert L. Chapman, Jr. Title: Managing Member

ROBERT L. CHAPMAN, JR.

_/s/ Robert L. Chapman, Jr.

SCHEDULE I

SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THE STOCKHOLDERS

STOCKHOLDER	NUMBER
Robert L. Chapman, Jr.*	9,053,680
Chapman Capital L.L.C.*	9,053,680
Chap-Cap Activist Partners Master Fund, Ltd.	5,534,814
Chap-Cap Partners II Master Fund, Ltd.	3,518,866

* The indicated Stockholders beneficially own the shares indicated by virtue of their control of the other Stockholders.

EXHIBIT A

JOINT RELEASE